                                                       Registration No. 33-39269



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                CIGNA CORPORATION
             (Exact Name of registrant as specified in its Charter)

           Delaware                                    06-1059331
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

               One Liberty Place, 1650 Market St., P.O. Box 7716,
                      Philadelphia, Pennsylvania 19192-1550
                                 (215) 761-1000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

                                THOMAS J. WAGNER
                  Executive Vice President and General Counsel
                                CIGNA CORPORATION
               One Liberty Place, 1650 Market St., P.O. Box 7716,
                      Philadelphia, Pennsylvania 19192-1550
                                 (215) 761-6027
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------


The purpose of this Post-Effective Amendment No. 2 is to deregister $700,000 of Debt Securities constituting the remaining unsold Debt Securities under this Registration Statement pursuant to the Registrant's undertaking under Item 512(a)(3) of Regulation S-K.

                                   SIGNATURES

               Pursuant to the requirements of Rule 478 of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on the 20th day of September, 1996.


                                    CIGNA CORPORATION


                                    By:/s/ Thomas J. Wagner
                                       -----------------------------------
                                         Thomas J. Wagner
                                         Executive Vice President,
                                         General Counsel and Agent for
                                         Service of Process